UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016 (May 10, 2016)

BERRY PETROLEUM COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2016, Linn Energy, LLC (“LINN Energy”), LinnCo, LLC, an affiliate of the LINN Energy (“LinnCo”), certain of LINN Energy’s direct and indirect subsidiaries (collectively with LINN Energy, the “LINN Debtors”), and Berry Petroleum Company, LLC (the “Company” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases under the caption In re Linn Energy, LLC., et al., Case No. 16-60040 (the “Chapter 11 Cases”).

Prior to the filing of the Bankruptcy Petitions, on May 10, 2016, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with certain holders (the “Consenting Creditors”) collectively holding or controlling at least 66.67% by aggregate outstanding principal amounts under (i) LINN Energy’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “LINN Credit Facility”) and (ii) the Company’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Berry Credit Facility”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the Debtors and the Consenting Creditors to support a comprehensive restructuring of the Debtors’ long-term debt (the “Restructuring Transactions”). The Restructuring Transactions will be effectuated through one or more plans of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.

The Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases. The Restructuring Support Agreement provides that the Consenting Creditors will support the use of the LINN Debtors’ and the Company’s cash collateral under specified terms and conditions, including adequate protection terms.

Certain principal terms of the Plan are outlined below:

•	Claims under the LINN Credit Facility will receive participation in a new LINN Energy $2.2 billion reserve-based and term loan credit facility, as described further below (the “New LINN Exit Facility”), and payment of the remainder of claims under the LINN Credit Facility (if any) in cash or, to the extent not viable, a later-agreed-upon alternative consideration.

•	LINN Energy’s 12.00% Senior Secured Second Lien Notes due December 2020 (the “LINN Second Lien Notes”) will be allowed as a $2 billion unsecured claim consistent with the settlement agreement, dated April 4, 2016, entered into between LINN Energy and certain holders of the LINN Second Lien Notes.

•	Unsecured claims against the LINN Debtors, including under the LINN Second Lien Notes and LINN Energy’s unsecured notes, will convert to equity in the reorganized LINN Energy or reorganized LinnCo (the “New LINN Common Stock”) in to-be-determined allocations.

•	The Restructuring Support Agreement contemplates that the Company will separate from the LINN Debtors under the Plan. Claims under the Berry Credit Facility will receive participation in a new Company exit facility, if any, and a to-be-determined allocation of equity in the reorganized Company (the “New Berry Common Stock”).

•	Unsecured claims against the Company, including under the Company’s unsecured notes, will receive a to-be-determined allocation of New Berry Common Stock up to the full amount of the Company’s unencumbered collateral and/or collateral value in excess of amounts outstanding under the Berry Credit Facility.

•	Cash payments under the Plan may be funded by rights offerings or other new third party investments. The Restructuring Support Agreement contemplates that the Company may undertake a marketing process for the opportunity to sponsor its Plan.

•	All existing equity interests of LINN Energy, LinnCo and the Company will be extinguished without recovery.

The New LINN Exit Facility will consist of (i) a term loan in the amount of $800 million (the “New LINN Term Loan”) and (ii) a revolving loan in the initial amount of $1.4 billion (the “New LINN Revolving Loan”). The New LINN Term Loan will mature on the earlier of June 30, 2021, or the day prior to the fourth anniversary of the date of emergence from bankruptcy (the “Closing Date”), with interest payable at LIBOR plus 7.50% and amortized principal payments payable quarterly, beginning March 31, 2017. The New LINN Revolving Loan will be composed of two tranches as follows: (a) a Conforming Tranche with an initial amount of $1.2 billion subject to the Borrowing Base (the “Conforming Tranche”), and (b) a Non-Conforming Tranche with an initial amount of $200 million (the “Non-Conforming Tranche”). The Conforming Tranche will mature on the earlier of June 30, 2021, or the day prior to the fourth anniversary of the Closing Date, with an interest rate of LIBOR plus 3.50%. The Non-Conforming Tranche will mature on the earlier of December 31, 2020, or the day prior to the date that is three years and six months after the Closing, with an interest rate of LIBOR plus 5.50%. The New LINN Exit Facility is subject to a variety of other terms and conditions including conditions precedent to funding, financial covenants and various other covenants and representations and warranties.

The Plan will provide for the establishment of a customary management incentive plan at LINN Energy and the Company under which no less than 10% of the New LINN Common Stock and New Berry Common Stock, respectively, will be reserved for grants made from time to time to the officers and other key employees of the respective reorganized entities. The Plan will provide for releases of specified claims held by the Debtors, the Consenting Creditors, and certain other specified parties against one another and for customary exculpations and injunctions.

The Restructuring Support Agreement obligates the Debtors and the Consenting Creditors to, among other things, support and not interfere with consummation of the Restructuring Transactions and, as to the Consenting Creditors, vote their claims in favor of the Plan. The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the effective date of the Plan has not occurred within 250 days of the filing of the Bankruptcy Petitions. There can be no assurances that the Restructuring Transactions will be consummated.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”). The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

Item 1.03	Bankruptcy or Receivership.

As described above, on May 11, 2016, the Debtors filed the Bankruptcy Petitions in the Court seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Court filings and other information related to the Bankruptcy Petitions are available at a website administered by LINN Energy’s claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/linn.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described above in Item 1.03 constitutes an event of default that accelerated LINN Energy’s and the Company’s respective obligations under the following debt instruments (the “Debt Instruments”):

•	LINN Energy’s Sixth Amended and Restated Credit, dated as of April 24, 2013, by and among LINN Energy, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto, as amended from time to time;

•	LINN Energy’s 6.50% Senior Notes due May 2019, issued pursuant to the indenture, dated May 13, 2011, between LINN Energy, LINN Energy Finance Corp. (“LEF”), the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented;

•	LINN Energy’s 6.25% Senior Notes due November 2019, issued pursuant to the indenture, dated March 2, 2012, between LINN Energy, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	LINN Energy 8.625% Senior Notes due April 2020, issued pursuant to the indenture, dated April 6, 2010, between LINN Energy, LEF, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented;

•	LINN Energy’s 12.00% Senior Secured Second Lien Notes due December 2020, issued pursuant to the indenture, dated November 20, 2015, between LINN Energy, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	LINN Energy’s 7.75% Senior Notes due February 2021, issued pursuant to the indenture, dated September 13, 2010, between LINN Energy, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	LINN Energy’s 6.50% Senior Notes due September 2021, issued pursuant to the indenture, dated September 9, 2014, between LINN Energy, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010, by and among the Company, Wells Fargo Bank, N.A., as administrative agent and each of the lenders party thereto, as amended from time to time;

•	The Company’s 6.75% Senior Notes due November 2020, issued pursuant to the indenture, dated November 1, 2010, between the Company and Wells Fargo Bank, National Association, as trustee; and

•	The Company’s 6.375% Senior Notes due September 2022, issued pursuant to the indenture, dated March 9, 2012, between the Company and Wells Fargo Bank, National Association, as trustee.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the related exhibit contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the filing of the Bankruptcy Petitions by the Debtors, including, but not limited to: (i) the Company’s ability to obtain the Court’s approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Debtors to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the filing of the Bankruptcy Petitions on the Company’s business and the interests of various constituents, (iv) the Court rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, and (ix) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K for more information. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Restructuring Support Agreement, dated as of May 10, 2016, by and among the Debtors and the supporting parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY, LLC

May 11, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Restructuring Support Agreement, dated as of May 10, 2016, by and among the Debtors and the supporting parties thereto.